As filed with the Securities and Exchange Commission on July 30, 2009
Registration No. 333-46136

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

GREIF, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	31-4388903

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015

(Address of principal executive offices)	(Zip Code)
Greif Bros. Riverville Mill Employee Retirement Savings Plan and Trust

(Full title of the plan)
Gary R. Martz, Esq.
Senior Vice President, General Counsel and Secretary
Greif, Inc.
425 Winter Road
Delaware, Ohio 43015
(740) 549-6000

Name, address and telephone number, including
area code, of agent for service)

with copies to
Joseph P. Boeckman, Esq.
Baker & Hostetler LLP
65 East State Street, Suite 2100
Columbus, Ohio 43215-4260
(614) 228-1541

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
On September 19, 2000, Greif, Inc. (formerly known as Greif Bros. Corporation) (the “Company”) filed a registration statement on Form S-8, Registration Number 333-46136, with the Securities and Exchange Commission to register participation interests in the Greif Bros. Riverville Mill Employee Retirement Savings Plan and Trust (the “Plan”) and shares of Class A Common Stock, without par value, of the Company (the “Shares”).
On December 31, 2003, the Plan was merged into the Greif 401(k) Retirement Plan, and the Plan ceased to exist. For that reason, the Company hereby requests that all unsold Shares be deregistered.
ITEM 8. EXHIBITS.
     The following documents are filed as exhibits to this Post-Effective Amendment No. 1 to Form S-8 Registration Statement:

If Incorporated by Reference,
Document with which Exhibit
Exhibit No.	Description of Exhibit	was Previously Filed with SEC

24	Powers of Attorney for Vicki L. Avril, Bruce A. Edwards, Mark A. Emkes, John F. Finn, Daniel J. Gunsett, Judith D. Hook and Patrick Norton	Included herein.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delaware, State of Ohio, on July 30, 2009.

GREIF, INC.
By	/s/ Michael J. Gasser
Michael J. Gasser, Chairman of the Board of Directors and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on July 30, 2009.

Signature	Title

/s/ Michael J. Gasser	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
Michael J. Gasser

/s/ Donald S. Huml	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Donald S. Huml

/s/ Kenneth B. Andre III	Vice President, Corporate Controller (Principal Accounting Officer)
Kenneth B. Andre III

Vicki L. Avril*	Director
Vicki L. Avril

Bruce A. Edwards*	Director
Bruce A. Edwards

Mark A. Emkes*	Director
Mark A. Emkes

John F. Finn*	Director
John F. Finn

Daniel J. Gunsett*	Director
Daniel J. Gunsett

Judith D. Hook*	Director
Judith D. Hook

Patrick J. Norton*	Director
Patrick J. Norton

*	The undersigned, Michael J. Gasser, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to Form S-8 Registration Statement on behalf of each of the above-named persons pursuant to powers of attorney duly executed by such persons and filed as exhibits to this Post-Effective Amendment No. 1 to Form S-8 Registration Statement.

/s/ Michael J. Gasser
Michael J. Gasser, Attorney-in-Fact